UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300, Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 579-0600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously announced on February 8, 2011, Synthesis Energy Systems, Inc. (the “Company”) announced that Donald P. Bunnell, the Company’s President and Chief Executive Officer — Asia Pacific, and a founder of the Company, will be leaving the Company, effective February 28, 2011, to pursue other interests. His employment agreement with the Company was also terminated effective as of such date, subject to the continued enforcement of the provisions relating to non-competition and confidentiality. As noted previously, Mr. Bunnell will remain on the Board.
On April 1, 2011, the Company and Mr. Bunnell entered into a consulting agreement (the “Agreement”). The agreement is for a term ending February 28, 2012. Mr. Bunnell will receive a monthly fee of $4,500 and reimbursement for reasonable expenses incurred in the performance of his services. A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The text set forth in Item 1.01 regarding the Agreement is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits
*10.1	Consulting Agreement between the Company and Donald P. Bunnell dated April 1, 2011.
* = Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: April 6, 2011	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

EXHIBIT INDEX
*10.1	Consulting Agreement between the Company and Donald P. Bunnell dated April 1, 2011.
* = Filed herewith